SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JULY 15, 2003

                              ROWAN COMPANIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)



            1-5491                            75-0759420
   (COMMISSION FILE NUMBER )        (IRS EMPLOYER IDENTIFICATION NO.)




                             2800 POST OAK BOULEVARD
                                   SUITE 5450
                           HOUSTON, TEXAS  77056-6127
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE, INCLUDING ZIP CODE)



                                 (713) 621-7800
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

Exhibit
Number          Exhibit Description
------          -------------------

99          Press release of Rowan Companies, Inc. dated July 15, 2003


ITEM 9. REGULATION FD DISCLOSURE (INFORMATION PROVIDED UNDER ITEM 12 - RESULTS OF OPERATIONS AND FINANCIAL CONDITION).

The following information is disclosed pursuant to Item 12 - Results of Operations and Financial Condition. It is being furnished under Item 9 of this Form 8-K in accordance with the interim guidance provided in SEC Release No. 33-8216.

     On July 15, 2003, Rowan Companies, Inc. issued a press release announcing its results for the second quarter of 2003. The press release is attached as Exhibit 99.



                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                ROWAN COMPANIES, INC.

                                By: /s/ E. E. THIELE
                                    -------------------------------------------
                                    E. E. Thiele,
                                    Senior Vice President - Administration
                                    and Finance and Principal Financial Officer


Dated: July 15, 2003

                                INDEX TO EXHIBITS

                               EXHIBIT DESCRIPTION




     Exhibit
     Number                  Exhibit Description
     ------                  -------------------

       99          Press release of Rowan Companies, Inc. dated July 15, 2003

                                                                      EXHIBIT 99

                                                           ROWAN COMPANIES, INC.
NEWS RELEASE                                 2800 POST OAK BOULEVARD, SUITE 5450
                                            HOUSTON, TEXAS  77056 (713) 621-7800

FOR  IMMEDIATE  RELEASE                                   July  15,  2003

HOUSTON,  TEXAS  --  ROWAN  REPORTS  IMPROVED  OPERATING  RESULTS.

     For the three months ended June 30, 2003, Rowan Companies, Inc. (RDC-NYSE) incurred a net loss of $6.6 million, or $.07 per share, on revenues of $158.1 million, compared to a net loss of $17.2 million, or $.18 per share, on revenues of $131.4 million in the first quarter of 2003, and a net loss of $8.7 million, or $.09 per share, on revenues of $148.5 million in the second quarter of 2002.

     Rowan's offshore rig utilization was 88% during the second quarter of 2003, versus 82% in the first quarter and 87% in the year-earlier period, and our average offshore day rate of $39,400 increased by $4,600, or 13%, from the first quarter and by $8,900, or 29%, from the year-earlier period. Land rig utilization was 76% during the second quarter of 2003, versus 68% in the year-earlier period, and our average land rig day rate of $10,600 increased by $800, or 8%, from the first quarter and by $400, or 4%, from the year-earlier period.

     Bob Palmer, Chairman of the Board, commented, "In April, we announced that we were optimistic that the second quarter 2003 would witness a dramatic turn in our efforts to return to profitability. We believe such a turn is occurring.

     "During the second quarter, our revenues grew by 20%, and our losses were reduced by two-thirds. Our drilling and aviation divisions were profitable in June, and the outlook for the manufacturing division is improving.

     "With all 23 Rowan offshore rigs currently under contract, we believe our operating results will continue to improve during the third quarter."

     Rowan Companies, Inc. is a major provider of international and domestic offshore contract drilling and aviation services. The Company also operates a mini-steel mill, a manufacturing facility that produces heavy equipment for the mining, timber and transportation industries, and a drilling products division that has designed or built about one-third of all mobile offshore jack-up drilling rigs, including all 22 operated by the Company. The Company's stock is traded on the New York Stock Exchange and the Pacific Stock Exchange. Common Stock trading symbol: RDC. Contact: William C. Provine, Vice-President - Investor Relations, 713-960-7575. Website: www.rowancompanies.com

--------------------------------------------------------------------------------
This report contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected financial performance of the Company that are based on current expectations and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected by the Company. Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, energy demand, the general economy, including inflation, weather conditions in the Company's principal operating areas and environmental and other laws and regulations. Other relevant factors have been disclosed in the Company's filings with the U. S. Securities and Exchange Commission.

                             ROWAN  COMPANIES,  INC.
                     CONDENSED  CONSOLIDATED  BALANCE  SHEET
                       Unaudited  (Dollars  In  Thousands)

                                                             JUNE  30
                                                             ---------
                                                           2003       2002
                                                           ----       ----
               ASSETS
Cash and  short-term  investments                     $  73,651    $  212,465
Accounts  receivable                                    115,281       112,719
Inventories                                             188,443       151,509
Other  current  assets                                   54,033         7,711
                                                     ----------    ----------
                Total  current  assets                  431,408       484,404

Property,  plant  and  equipment  -  net              1,661,341     1,505,516
Other  assets                                            18,057        18,642
                                                     ----------    ----------
                TOTAL                             $   2,110,806  $  2,008,562
                                                     ==========    ==========

               LIABILITIES  AND  STOCKHOLDERS'  EQUITY

Current  maturities  of  long-term  debt          $      47,633  $     42,458
Other  current  liabilities                              83,873        93,906
                                                     ----------    ----------
                Total  current  liabilities             131,506       136,364

Long-term  debt                                         547,591       479,864
Other  liabilities                                      318,124       217,525
Stockholders'  equity                                 1,113,585     1,174,809
                                                     ----------    ----------
                TOTAL                             $   2,110,806  $  2,008,562
                                                     ==========    ==========

                           CONSOLIDATED   STATEMENT  OF  OPERATIONS
                    Unaudited  (In  Thousands  Except  Per  Share  Amounts)

                                         For The Three Months          For The Six Months
                                           Ended June 30,                 Ended June 30,
                                      -------------------------     -----------------------
                                           2003          2002          2003          2002
                                      ------------  -----------     ---------     ---------
REVENUES:
  Drilling services                     $  95,138    $  79,343     $ 173,024     $ 156,967
  Manufacturing sales and services         30,631       31,951        59,671        63,586
  Aviation services                        32,331       37,204        56,760        65,750
                                      ------------  -----------     ---------     ---------
      Total                               158,100      148,498       289,455       286,303
                                      ------------  -----------     ---------     ---------

COSTS AND EXPENSES:
  Drilling services                        79,121       74,627       156,631       150,071
  Manufacturing sales and services         28,693       30,498        55,319        60,044
  Aviation services                        29,936       29,829        53,370        57,676
  Depreciation and amortization            20,923       18,754        41,233        37,002
  General and administrative                6,789        6,422        13,294        12,817
                                      ------------   ----------     ---------     ---------
      Total                               165,462      160,130       319,847       317,610
                                      ------------   ----------     ---------     ---------
INCOME (LOSS) FROM OPERATIONS              (7,362)     (11,632)      (30,392)      (31,307)
                                      ------------   ----------     ---------     ---------

OTHER INCOME (EXPENSE):
  Net proceeds from Gorilla V
    settlement                                                                     157,125
  Interest expense                         (4,797)      (5,243)       (9,656)      (10,224)
  Less interest capitalized                 1,355        1,516         2,453         3,134
  Interest income                             362        1,184           884         2,322
  Other - net                                 259          283           379           385
                                      ------------   ----------     ---------     ---------
      Other income (expense) - net         (2,821)      (2,260)       (5,940)      152,742
                                      ------------  -----------     ---------     ---------

INCOME (LOSS) BEFORE INCOME TAXES         (10,183)     (13,892)       (36,332)     121,435
  Provision (credit) for
    income taxes                           (3,559)      (5,153)       (12,526)      42,497
                                      ------------  -----------      ---------    ---------
NET INCOME (LOSS)                       $  (6,624)   $  (8,739)     $ (23,806)    $ 78,938
                                      ============  ===========      =========    =========

NET INCOME (LOSS) PER COMMON SHARE:
  Basic                                 $    (.07)   $    (.09)     $   (.25)     $    .84
                                      ============  ===========     =========     =========
  Diluted                               $    (.07)   $    (.09)     $   (.25)     $    .83
                                      ============  ===========     =========     =========
DILUTED  SHARES                            93,716       93,998        93,667        95,535
                                      ============  ===========     =========     =========

                                                                   (CONTINUED)
                                              -2-

                             ROWAN  COMPANIES,  INC.
              CONDENSED  CONSOLIDATED   STATEMENT  OF  CASH  FLOWS
                           Unaudited  (In  Thousands)

                                                               FOR  THE  SIX  MONTHS
                                                                  ENDED  JUNE  30
                                                                  ----------------
                                                                 2003           2002
                                                                 ----           ----
CASH  PROVIDED  BY  (USED  IN):
 Operations:
  Net  income  (loss)                                      $    (23,806)   $    78,938
  Adjustments  to  reconcile  net  income  (loss)
   to  net  cash  provided  by (used in) operations:
   Depreciation  and  amortization                               41,233         37,002
   Deferred  income  taxes                                      (12,496)        25,590
   Other -  net                                                  12,170          7,569
  Net changes in current assets and liabilities                 (32,203)       (71,174)
  Net changes in other noncurrent assets and liabilities           (664)          (400)
                                                              ----------     ----------
 Net  cash  provided  by  (used  in)  operations                (15,766)        77,525
                                                              ----------     ----------

 Investing  activities:
  Property, plant and equipment additions                      (137,370)      (123,364)
  Proceeds from disposals of property, plant and equipment        5,692          3,656
                                                              ----------     ----------
 Net  cash  used  in  investing  activities                    (131,678)      (119,708)
                                                              ----------     ----------

 Financing  activities:
  Proceeds  from  borrowings                                     61,151         62,609
  Repayments  of  borrowings                                    (21,229)       (21,229)
  Proceeds from stock option and convertible debenture plans      2,417          2,098
  Payment  of  cash  dividends                                                 (23,511)
  Payments  to  acquire  treasury  stock                                        (2,308)
                                                              ----------     ----------
 Net  cash  provided  by  financing  activities                  42,339         17,659
                                                              ----------     ----------
INCREASE  (DECREASE)  IN  CASH  AND  CASH  EQUIVALENTS         (105,105)       (24,524)
CASH  AND  CASH  EQUIVALENTS,  BEGINNING  OF  PERIOD            178,756        236,989
                                                              ----------     ----------
CASH  AND  CASH  EQUIVALENTS,  END  OF  PERIOD               $   73,651     $  212,465
                                                              ==========     ==========

                                       -3-